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                            EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT dated as of August 25, 1997, and amended as of October 10, 1997, by and between Dal-Tile International Inc., a Delaware corporation (the "Company"), and Christopher Wellborn (the "Executive").

          The Company is engaged in the business of the manufacture, distribution and marketing of glazed and unglazed tile. The Company desires to employ the Executive and the Executive desires to accept such employment on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

          1. TERM OF EMPLOYMENT. The term of the Executive's employment under this Agreement (the "Term") shall commence on August 25, 1997 and continue through and expire on August 25, 2000 unless earlier terminated as herein provided.

          2. DUTIES OF EMPLOYMENT. The Executive hereby agrees for the Term to render his exclusive services to the Company as its Chief Financial Officer, and in connection therewith, to perform such duties commensurate with his office as he shall reasonably be directed by the Chief Executive Officer of the Company (the "CEO") to perform. The Executive shall devote during the Term all of his business time, energy and skill to his executive duties hereunder and perform such duties faithfully and efficiently, except for reasonable vacations and except for periods of illness or incapacity. When and if requested to do so by the Board of Directors of the Company (the "Board"), the Executive shall, for no additional compensation, serve as a director of the Company and a director and officer of any subsidiary or affiliate of the Company provided that the Executive shall be indemnified for liabilities incurred by him in his capacity as a director or an officer in accordance with an Indemnification Agreement in the form attached

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hereto as Exhibit A and as provided in the Company's Certificate of
Incorporation and By-Laws as in effect from time to time.

          3. COMPENSATION AND OTHER BENEFITS.

             3.1 SALARY. As compensation for all services to be rendered by the Executive during the Term, the Company shall pay to the Executive a salary at the rate of $300,000 per year (which may be increased from time to time by the Board (the "Annual Salary")), payable in accordance with the Company's usual payroll practices for executives. The Executive shall be eligible to receive annual salary reviews and salary increases as authorized by the Board.

             3.2 BONUS. In addition to his Annual Salary, the Executive shall be eligible to be paid a bonus in respect of each fiscal year of the Company (the "Annual Bonus") in accordance with the Company's bonus plan (the "Plan"), which Annual Bonus shall be determined by the Compensation Committee of the Board. The amount of the Annual Bonus shall be up to 100% of the amount of the Annual Salary upon attainment of the "target" performance goal established under the Plan as determined by the Compensation Committee of the Board and the Board. For the full fiscal year ending December 31, 1997, the Company and the Executive have mutually agreed that the Annual Bonus shall be 50% of the Annual Salary, which shall be prorated for 1997 and which shall be paid not later than January 31, 1998. In addition, the Company shall pay Executive a sign-on bonus, which shall be payable on execution of this Agreement. The sign-on bonus amount shall be equal to $140,000, subject to the provisions of Section 6.3 hereof.

             3.3 STOCK OPTION AGREEMENT. The Company shall, subject to approval by its shareholders of the Dal-Tile International Inc. 1997 Amended and Restated Stock Option Plan in accordance with Section 162(m) of the Code (the "Option Plan"), grant options (the "Options") to purchase 310,000 shares of its Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the

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date hereof on the terms and conditions set forth in the Option Plan and a
Stock Option Agreement to be entered into (the "Stock Option Agreement") in the form attached hereto as Exhibit B. If Executive's employment with the Company is terminated by the Company without Cause (as defined herein) or upon the occurrence of a Transaction (as defined in the Stock Option Plan), the Options shall be 100% vested.

             3.4 PARTICIPATION IN EMPLOYEE BENEFIT PLANS. Commencing on the respective eligibility dates of the employee benefit plans, during the Term, the Executive shall be permitted to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit plan or other so-called "fringe benefit programs" of the Company as now existing or as may hereafter be revised or adopted. In addition, for the 90-day period commencing on the date hereof, the Executive shall be reimbursed for the expense incurred by him to maintain his existing medical insurance coverage under COBRA in an amount not to exceed $450.00 per month.

             3.5 VACATION. The Executive shall be entitled to three (3) weeks vacation per annum.

          4. COVENANTS AGAINST COMPETITION. In order to induce the Company to enter into this Agreement and the Stock Option Agreement, the Executive hereby agrees as follows:

             4.1 ACKNOWLEDGMENTS OF EXECUTIVE. The Executive acknowledges that (i) the Company and any affiliates or subsidiaries thereof that are currently existing or are acquired or formed during the Restricted Period, as hereinafter defined (collectively, the "Companies"), are and will be engaged primarily in the business of the manufacture of glazed and unglazed tile, for which marketing and distribution is a primary business (the "Company Business"); (ii) his work for the Companies will give him access to trade secrets of and confidential information concerning the Companies, including, without limitation, information concerning its organization, business and affairs, organization and operations, "know-how", customer lists, details of client or

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consultant contracts, pricing policies, financial information, operational methods, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, technical processes, projects of the Companies, financing projections, budget information and procedures, marketing plans or strategies, and research products (collectively, the "Trade Secrets"); and
(iii) the agreements and covenants contained in this Section 4 are essential to protect the Company Business and goodwill of the Companies.

             4.2 RESTRICTIONS ON COMPETITION. During the Term and for a two-year period after the end of the Term (the "Restricted Period") unless this Agreement is terminated in accordance with the provisions of Section 5.4, the Executive shall not, in any place where the Company Business is now or hereafter conducted by any of the Companies while the Executive is an employee, agent, officer, director or shareholder of the Companies, directly or indirectly (a) engage in the Company Business for his own account; (b) enter the employ of, or render any services to any person or entity engaged in the Company Business; or (c) become interested in any such person or entity in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; provided, however, that the Executive may own, directly or indirectly, solely as an investment, securities of any entity traded on any national securities exchange or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 if the Executive is not a controlling person of, or a member of a group which controls, such entity and does not, directly or indirectly, own 3% or more of any class of securities of such entity. The Company shall notify the Executive of any additional entities which may hereafter become "Companies" within the meaning of this Agreement.

             4.3 CONFIDENTIAL INFORMATION; PERSONAL RELATIONSHIPS. During the Restricted Period, the Executive shall keep secret and retain in strictest confidence, and shall not use for the benefit of himself or others, all confidential matters and Trade Secrets of the Companies.

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             4.4 PROPERTY OF THE COMPANIES.  All memoranda, notes, lists, records and other documents or papers, (and all copies thereof), including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Executive, or made available to the Executive relating to the Companies are and shall be the Companies' property and shall be delivered to the Companies upon the expiration of the Term unless requested earlier by the Companies.

             4.5 EMPLOYEES OF THE COMPANIES. The Executive acknowledges that any attempt on the part of the Executive to induce any employee of any of the Companies to leave any of the Companies' employ, or any efforts by the Executive to interfere with the Companies' relationship with other employees, would be harmful and damaging to the Companies. During the Restricted Period, the Executive will not without the prior agreement of the Companies, in any way, directly or indirectly: (i) induce or attempt to induce any employee to terminate employment with the Companies; (ii) interfere with or disrupt the Companies' relationship with any employee; or (iii) solicit or entice any person employed by the Companies.

             4.6 BUSINESS OPPORTUNITIES. The Executive acknowledges that the Companies have been considering, and during the Term may consider, the acquisition of various entities engaged in the Company Business and that it would be harmful and damaging to the Companies if he were to become interested in any such entity without the Company's prior consent. During the Restricted Period, the Executive will not, without the Company's prior consent, become interested in any such entity in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, if the Executive was aware at any time during the Term that the Companies had been considering the acquisition of such entity.

             4.7 RESTRICTIVE COVENANTS. For the purposes of this Agreement all matters discussed in Sections 4.1, 4.2, 4.3, 4.4, 4.5 and 4.6 of this Agreement shall be referred to as the "Restrictive Covenants."

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             4.8 RIGHTS AND REMEDIES UPON BREACH.  If the Executive breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies with respect to the Executive, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                 4.8.1 SPECIFIC PERFORMANCE. The right and remedy to have the Restrictive Covenants specifically enforced, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and money damages will not provide an adequate remedy to the Company.

                 4.8.2 ACCOUNTING. The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by him as a result of any transactions constituting a breach of the Restrictive Covenants.

                 4.8.3 SEVERABILITY OF COVENANTS. The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in geographical and moral scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

                 4.8.4 BLUE-PENCILLING. If it is determined that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the duration or scope of such provision, as the case may be, shall be reduced so that such provisions becomes enforceable and, in its reduced form, such provision shall then be enforceable.

             4.9 ENFORCEABILITY IN JURISDICTION. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the

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courts of any jurisdiction within the states or county which the Company does business. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right to relief provided above in the courts of any other jurisdiction within the geographical scope of the Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

          5. TERMINATION.

             5.1 TERMINATION UPON DEATH. If the Executive dies during the Term, this Employment Agreement shall terminate immediately, except that the Executive's legal representatives shall be entitled to receive any Annual Salary to the extent such Annual Salary has accrued and remains payable up to the date of the Executive's death (to be paid in accordance with the Company's usual payroll practices for executives), plus a portion of the Executive's Annual Bonus, as set forth in Section 3.2 computed on a pro rata basis based on the performance of the Company from the beginning of such bonus period to the date of Executive's death, and any benefits to which the Executive, his heirs or legal representatives may be entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company.

             5.2 TERMINATION UPON DISABILITY. If the Executive becomes disabled during his employment hereunder so that he is unable substantially to perform his services hereunder for 180 days during any 365 day period, then the term of this Agreement may be terminated by resolution of the Board sixty days after the expiration of such 180 days, such termination to be effective upon delivery of written notice to the Executive of the adoption of such resolution; provided, that the Executive shall be

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entitled to receive any accrued and unpaid Annual Salary through such effective date of termination (to be paid in accordance with the Company's usual payroll practices for executives), plus a portion of the Executive's Annual Bonus, as set forth in Section 3.2 computed on a pro rata basis based on the performance of the Company from the beginning of such bonus period to the date of termination, and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company.

             5.3 TERMINATION FOR CAUSE. The Company has the right, at any time during the Term, subject to all of the provisions hereof, exercisable by serving notice, effective in accordance with its terms, to terminate the Executive's employment under this Agreement and discharge the Executive for "Cause" (as defined below). If such right is exercised, the Executive shall be entitled to receive unpaid and accrued base salary prorated through the date of such termination, any benefits vested as of the date of such termination and any other compensation or benefits otherwise required to be paid under applicable law. Except for such payments, the Company shall be under no further obligation to the Executive. As used in this Section 5, the term "Cause" shall mean and include (i) the conviction of or plea of guilty by the Executive of any felony or other serious crime involving the Company, or (ii) gross or willful misconduct by the Executive in the performance of his duties hereunder; provided however, that no act shall be considered gross or willful misconduct if the Executive believes he was acting in good faith or in a manner not opposed to the interests of the Company. The Company shall be entitled to terminate the Executive for Cause only upon approval of a resolution adopted by the affirmative vote of not less than two-thirds of the membership of the Board (excluding Executive). The Company agrees to provide to the Executive prior written notice (the "Notice") of its intention to terminate Executive's employment for Cause, such notice to state in detail the particular acts or failures to act which constitute grounds for the termination. The Executive shall be entitled to a hearing before the Board to

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contest the Board's findings, and to be accompanied by counsel.  Such hearing shall be held within 15 days of the request thereof to the Company by the Executive, provided that such request must be made within 15 days of delivery of the Notice. If, following any such hearing, the Board maintains its determination to terminate the Executive's employment for Cause, the effective date of such termination shall be as specified in the Notice.

             5.4 TERMINATION WITHOUT CAUSE. The Company shall have the right at any time during the Term to terminate the Executive's employment hereunder, without Cause, at which time the Company's sole obligation hereunder shall be to (i) pay to the Executive an amount equal to any Annual Salary accrued and due and payable to the Executive hereunder on the date of termination (to be paid in accordance with the Company's usual payroll practices for executives), (ii) thereafter, pay to the Executive all Annual Salary for the remainder of the Term to be paid in accordance with the Company's usual payroll practices for executives and (iii) provide to the Executive for the remainder of the Term any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company. Effective as of the date of such termination, accrual of vacation time shall be discontinued. Notwithstanding the foregoing provisions of this Section 5.4, in no event shall Annual Salary be provided for less than one (1) year from the date of such termination.

             5.5. NON-RENEWAL OF EMPLOYMENT AGREEMENT. If the Company shall not renew this Agreement at the end of the Term, the Company's sole obligation hereunder shall be to (i) pay to the Executive an amount equal to any Annual Salary accrued and due and payable to the Executive hereunder on the effective date of non-renewal (to be paid in accordance with the Company's usual payroll practices for executives), (ii) thereafter, pay to the Executive an amount equal to a maximum of Annual Salary payable for one year to be paid in accordance with the Company's usual

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payroll practices for executives and (iii) provide to the Executive for a maximum period of one year commencing on the effective date of non-renewal any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefits plan or program maintained by the Company. As of the effective date of such non-renewal, accrual of vacation time shall be discontinued. Upon acceptance by Executive of an employment opportunity other than with the Company, payments by the Company pursuant to clauses (ii) and (iii) of this Section 5.5 shall terminate.

             5.6 OTHER. Except as otherwise provided herein, upon the expiration or other termination of this Agreement, including the resignation of Executive, all obligations of the Company shall forthwith terminate, except as to any stock option rights as provided in the Stock Option Agreement and the Right (as defined in the Stock Appreciation Rights Agreement, dated as of October 10, 1997, between the Executive and the Company (the "SAR Agreement")) and except as otherwise required by applicable law.

          6. EXPENSES.

             6.1 GENERAL. During the Term, the Executive will be reimbursed for his reasonable expenses incurred for the benefit of the Company in accordance with the general policy of the Company or directives and guidelines established by management of the Company and upon submission of documentation satisfactory to the Company. With respect to any expenses which are to be reimbursed by the Company to the Executive, the Executive shall be reimbursed upon his presenting to the Company an itemized expense voucher.

             6.2 RELOCATION. Executive shall be reimbursed for reasonable expenses incurred by him to relocate from Pennsylvania to Dallas, Texas, plus reasonable living expenses for the 90-day period commencing on the date hereof. Relocation expenses shall include (i) normal and customary closing costs in connection with the sale of Executive's Pennsylvania residence (the "Pennsylvania Residence") and the purchase

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of Executive's residence in Texas and (ii) moving expenses.  The Company and the Executive have mutually agreed that the Company shall arrange the movement of Executive's household items from Pennsylvania to Dallas, Texas. In addition, the Company shall pay to the Executive an amount equal to the Federal tax liability (based on a 28% income tax rate) incurred by Executive in connection with the expenses set forth in this Section 6.2.

             6.3 PRICE PROTECTION. Executive shall be responsible for the sale of the Pennsylvania Residence. In connection therewith, if Executive sells the Pennsylvania Residence for an amount equal to or less than $390,000, the Company shall pay Executive an amount equal to $40,000 (the "Price Protection Amount"), which Price Protection Amount has been included in Executive's sign-on bonus. If Executive sells the Pennsylvania Residence for an amount greater than $390,000 but less than $430,000, Executive shall repay to the Company the difference between the price at which the Pennsylvania Residence is sold and $390,000. If Executive sells the Pennsylvania Residence for an amount equal to or greater than $430,000, Executive shall repay $40,000 to the Company.

          7. OTHER PROVISIONS.

             7.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mail, as follows:

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               (i)   if to the Company, to:

                     Dal-Tile International Inc.
                     c/o AEA Investors Inc.
                     65 East 55 Street
                     New York, NY  10022
                     Attention:  Christine J. Smith

               (ii)  if to the Executive, to:

                     Christopher Wellborn
                     13 Highview Lane
                     Yardley, PA  19067

     Any party may change its address for notice hereunder by notice to the other parties hereto.

             7.2 ENTIRE AGREEMENT. This Agreement, the Option Agreement and the SAR Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

             7.3 WAIVERS AND AGREEMENTS. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

             7.4 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

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             7.5 ASSIGNMENT.  Executive may not delegate the performance of any of his duties hereunder. Neither party hereto may assign any rights hereunder without the written consent of the other party hereto.

             7.6 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

             7.7 HEADINGS. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          8. ARBITRATION. In the event of a dispute between the Company and the Executive over the terms of this Agreement which is not settled by the parties, then the Company and the Executive agree to settle any and all such disputed issues by arbitration in accordance with the then-existing rules of the American Arbitration Association. The Company and the Executive shall jointly appoint one person to act as the arbitrator. In the event the Company and the Executive cannot agree to an arbitrator within 30 days, the arbitrator shall be chosen by the President of the American Arbitration Association. The decision of the arbitrator shall be binding upon the parties and there shall be no appeal therefrom other than for bias, fraud or misconduct. The costs of the arbitration, including the fees and expenses of the arbitrator, shall be borne fifty percent by the Company, on the one hand, and fifty percent by the Executive, on the other, but each party shall pay its own attorneys' fees; provided, however, that if the arbitrator shall rule for the Executive, the Company shall pay or reimburse the Executive's reasonable attorneys' fees and the Executive's share of the arbitration costs incurred in connection with such arbitration. Notwithstanding the foregoing, it is specifically understood that Executive shall remain free to assert and enforce in any court of competent jurisdiction such rights, if any, as Executive may have under federal law, including without limitation, rights arising under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination and

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Employment Act of 1967, as amended, and/or the Americans With Disabilities
Act of 1990.

          9.   PIGGYBACK RIGHTS.

               (a) If the Company proposes to effect an underwritten secondary registration on behalf of DTI Investors LLC or its members, the Company will provide prompt notice to the Executive thereof and will permit the Executive to include in such registration shares of Common Stock owned by him with respect to which the Company has received written request for inclusion therein within 20 days after the receipt of the Company's notice. Common Stock requested by the Executive to be included in such registration will be included pro rata on the basis of the number of shares of Common Stock held by the Executive and the other participants in such registration, subject to reduction, if necessary, if the managing underwriter for the offering advises the Company that such reduction is advisable in order to avoid an adverse effect on the proposed offering. The Company shall bear all expenses in connection with such registration, other than underwriting discounts and commissions and transfer taxes, if any, and fees and expenses of the Executive's legal and other advisers, attributable to the inclusion in such registration of Common Stock owned by Executive.

          (b) The obligations of the Company contained in this Section 9 are subject to (i) requirements of applicable law, (ii) restrictions that may be imposed by the Company's underwriters, and (iii) Executive cooperating and providing any needed consents, agreements (including any required "lock up" or customary indemnity agreements, to the extent such arrangements are requested of members of Company management or significant shareholders, generally) and information. Executive agrees that he will discontinue any exercise of Options or Rights or sale of shares of Common Stock upon notice from the Company that an event or development makes amendment or supplement of any Registration Statement of the Company (or suspension of effectiveness thereof) necessary, and will not resume such exercise or sale until the

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Company informs Executive he may do so (provided that the Company shall not require such discontinuance for more than 90 days in any 360-day period). Executive specifically agrees that, in connection with a Filing Event described in clause (i) of the definition thereof, he will not sell, transfer or otherwise dispose of any shares of Common Stock, for a period of 180 days following such event, unless the underwriters for the relevant public offering determine a shorter period to be appropriate.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                DAL-TILE INTERNATIONAL INC.


                                By:
                                   -----------------------------------

                                Name:
                                     ---------------------------------

                                Title:
                                      --------------------------------



                                --------------------------------------
                                Christopher Wellborn



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